Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Reports First Quarter Normalized FFO

MURFREESBORO, Tenn. – (May 10, 2012) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”), its normalized Funds Available for Distribution ("FAD") and net income for the three months ended March 31, 2012.

2012 Highlights

•	Announced development program with existing tenant Bickford Senior Living to build 8 assisted living and memory care facilities over the next three years

•	Committed up to $15,000,000 to Capital Funding Group for mezzanine financing for its bridge-to-HUD lending program

•	Agreed to long-term lease extension and construction commitment of up to $8,000,000 with tenant Community Health Systems for hospital renovations

•	Entered into $320,000,000 unsecured credit facility to pay down revolving borrowings and fund new healthcare real estate investments

Financial Results
Normalized FFO for the three months ended March 31, 2012, was $21,375,000, or $0.77 per basic and diluted common share, compared with $18,077,000, or $0.65 per basic and diluted common share, for the same period in 2011, an increase of 18.2%. Normalized FAD for the three months ended March 31, 2012, was $22,085,000 or $0.80 and $0.79 per basic and diluted common share, respectively, compared with $19,731,000 or $0.71 per basic and diluted common share for the same period in 2011. Normalized FFO and Normalized FAD for the first three months of 2011 excluded a $1,254,000 increase in the fair value of an interest rate swap agreement and $154,000 in gains on sales of marketable securities.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended March 31, 2012, was $21,375,000, or $0.77 per basic and diluted common share, compared with $19,485,000, or $0.70 per basic and diluted common share, for the same period in 2011. Net income for the three months ended March 31, 2012, was $18,350,000, or $0.66 per basic and diluted common share, compared with net income of $19,093,000, or $0.69 per basic and diluted common share, for the same period in 2011. Net income for the first three months of 2011 included gains on sales of real estate of $2,299,000.

NHI Reports 18.3% Increase in First Quarter Normalized FFO

May 10, 2012

2012 Guidance
The Company currently forecasts an increase in normalized FFO for 2012 from $3.05 to $3.13 compared with 2011. The Company's guidance range for the full year 2012 for EPS and Normalized FFO per share, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2012 Range
	Low	-	High
Net income per diluted share	$2.60	-	$2.65
Plus: Real estate depreciation	0.45	-	0.48
Normalized FFO per diluted share	$3.05	-	$3.13

The Company's guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company's control and all of which are subject to change. The Company expects to make new investments in health care real estate during the remainder of 2012 that meet its underwriting criteria and where the spreads over its cost of capital generates sufficient returns to its shareholders. These new investments are expected to be funded by the Company's liquid investments and by short-term and long-term debt financing. The Company's guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Friday, May 11, 2012, at 9 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (212) 231-2917 with the confirmation number, 21589193. The live broadcast of NHI's quarterly conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans. NHI's investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and hospitals. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on NHI's web site at www.nhireit.com.

NHI Reports 18.3% Increase in First Quarter Normalized FFO

May 10, 2012

Reconciliation of Funds From Operations and Normalized Funds From Operations(1)(2)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Net income	$18,350	$19,093
Elimination of certain non-cash items in net income:
Real estate depreciation in continuing operations	3,025	2,674
Real estate depreciation in discontinued operations	—	17
Net gain on sale of real estate	—	(2,299)
Funds from operations	$21,375	$19,485
Gains on sales of marketable securities	—	(154)
Change in fair value of interest rate swap agreement	—	(1,254)
Normalized FFO	$21,375	$18,077

BASIC
Weighted average common shares outstanding	27,776,104	27,696,727
FFO per common share	$0.77	$0.70
Normalized FFO per common share	$0.77	$0.65

DILUTED
Weighted average common shares outstanding	27,803,222	27,796,109
FFO per common share	$0.77	$0.70
Normalized FFO per common share	$0.77	$0.65

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the real estate investment trust industry to address this issue. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements.

NHI Reports 18.3% Increase in First Quarter Normalized FFO

May 10, 2012

Reconciliation of Funds Available for Distribution and Normalized Funds Available for Distribution(1)(2)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Net income	$18,350	$19,093
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	3,365	2,868
Depreciation in discontinued operations	—	16
Net gain on sale of real estate	—	(2,299)
Straight-line lease revenue, net	(1,062)	(910)
Non-cash stock based compensation	1,432	2,371
Funds available for distribution	$22,085	$21,139
Gains on sales of marketable securities	—	(154)
Change in fair value of interest rate swap agreement	—	(1,254)
Normalized FAD	$22,085	$19,731

BASIC
Weighted average common shares outstanding	27,776,104	27,696,727
FAD per common share	$0.80	$0.76
Normalized FAD per common share	$0.80	$0.71

DILUTED
Weighted average common shares outstanding	27,803,222	27,796,109
FAD per common share	$0.79	$0.76
Normalized FAD per common share	$0.79	$0.71

(1) Management believes that FAD and normalized FAD are important supplemental measures of a REIT’s net earnings available to common stockholders. Since other REITs may not use our definition of FAD; caution should be exercised when comparing our Company’s FAD to that of other REITs. FAD in and of itself does not represent cash generated from operating activities in accordance with GAAP (FAD does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FAD excludes from FAD certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FAD for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements.

NHI Reports 18.3% Increase in First Quarter Normalized FFO

May 10, 2012

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Revenues:
Rental income	$21,307	$18,929
Mortgage interest income	1,702	1,596
Investment income and other	1,060	1,412
	24,069	21,937
Expenses:
Depreciation	3,365	2,868
Interest expense	575	(741)
Legal expense	91	188
Franchise, excise and other taxes	125	287
General and administrative	2,786	3,845
	6,942	6,447
Income from continuing operations	17,127	15,490
Discontinued operations
Income from operations - discontinued	1,223	1,304
Gain on sale of real estate	—	2,299
Income from discontinued operations	1,223	3,603
Net income	$18,350	$19,093

Weighted average common shares outstanding:
Basic	27,776,104	27,696,727
Diluted	27,803,222	27,796,109

Earnings per common share:
Basic:
Income from continuing operations	$0.62	$0.56
Discontinued operations	0.04	0.13
Net income per common share	$0.66	$0.69

Diluted:
Income from continuing operations	$0.62	$0.56
Discontinued operations	0.04	0.13
Net income per common share	$0.66	$0.69

Dividends declared per common share	$0.65	$0.615

NHI Reports 18.3% Increase in First Quarter Normalized FFO

May 10, 2012

Selected Balance Sheet Data
(in thousands)
	March 31, 2012	December 31, 2011
Real estate properties, net	$396,311	$394,795
Mortgages receivable, net	77,853	78,672
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	6,927	15,886
Marketable securities	11,772	11,364
Assets held for sale, net	29,381	29,381
Borrowings under revolving credit facility	95,300	97,300
Stockholders' equity	445,614	443,485